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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF MCLEODUSA INCORPORATED




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
                                                                   State of
Name                                                             Incorporation
----                                                             -------------
McLeodUSA Telecommunications Services, Inc.                          Iowa

McLeodUSA Media Group, Inc.                                          Iowa

McLeodUSA Publishing Company                                         Iowa

McLeodUSA Diversified, Inc.                                          Iowa

McLeodUSA Network Services, Inc.                                     Iowa

McLeodUSA Maintenance Services, Inc.                                 Iowa

Ruffalo, Cody & Associates, Inc.                                     Iowa

Digital Communications of Iowa, Inc.                                 Iowa

ESI/McLeodUSA, Inc.                                                  Iowa

Consolidated Communication Inc.                                    Delaware

Illinois Consolidated Telephone Company                            Illinois

Consolidated Communications Directories Inc.                       Illinois

Consolidated Communications Telecom Services Inc.                  Illinois

Consolidated Market Response Inc.                                  Illinois
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